FILED PURSUANT TO RULE 424(B)(3)

File Number 333-137605

EDUCATION MANAGEMENT LLC

SUPPLEMENT NO. 5 TO

MARKET-MAKING PROSPECTUS DATED

JANUARY 29, 2007

THE DATE OF THIS SUPPLEMENT IS APRIL 9, 2007

ON APRIL 9, 2007, EDUCATION MANAGEMENT LLC FILED THE ATTACHED

CURRENT REPORT ON FORM 8-K DATED MARCH 30, 2007

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 30, 2007

EDUCATION MANAGEMENT LLC

(Exact name of registrant as specified in its charter)

Delaware	333-137605	20-4506022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sixth Avenue Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(412) 562-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On March 30, 2007, Education Management LLC expanded its Board of Directors to seven members and added Jeffrey T. Leeds as a director. Mr. Leeds was elected pursuant to the terms of the Education Management Corporation Amended and Restated Shareholders’ Agreement.

Item 9.01 Financial Statements and Exhibits

a)	Not Applicable
b)	Not Applicable
c)	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 9, 2007	EDUCATION MANAGEMENT LLC

	By:	/s/ J. Devitt Kramer
J. Devitt Kramer Senior Vice President and General Counsel